February 27, 2006
For 7:00 am EST Release

Contacts:	Shareholders’/Analysts’ Inquiries:	Media Inquiries:
	Paul Taaffe	Chris Ahearn
	704-758-2033	704-758-2304

LOWE’S REPORTS RECORD FOURTH QUARTER AND FISCAL YEAR EARNINGS

-- Fourth Quarter Comparable Store Sales Increased 7.8 Percent -

-- Fourth Quarter Diluted Earnings Per Share Increased 35.9 Percent to $0.87 -

MOORESVILLE, N.C. - Lowe’s Companies, Inc. (NYSE: LOW), the world’s second largest home improvement retailer, today reported net earnings of $695 million for the 14-week period ended February 3, 2006, a 36.8 percent increase over the 13-week period ended January 28, 2005. Diluted earnings per share increased 35.9 percent to $0.87 from $0.64 in the fourth quarter of 2004. For fiscal 2005, net earnings grew 27.3 percent to $2.77 billion while diluted earnings per share increased 27.7 percent to $3.46.

Sales for the 14-week period ended February 3, 2006 increased 26.4 percent to $10.8 billion, up from $8.55 billion for the 13-week period ended January 28, 2005. Comparable store sales for the fourth quarter increased 7.8 percent versus a comparable 14-week period. For the fiscal year ended February 3, 2006, sales increased 18.6 percent to $43.2 billion. Comparable store sales increased 6.1 percent for fiscal 2005.

“Our strong fourth quarter and fiscal year results represent a focus on execution and a culture of customer service that solidifies Lowe’s competitive position across the country,” explained Robert A. Niblock, Lowe’s chairman, president and CEO.  “Amidst the challenges of a weather-affected 2005 spring selling season and the devastation caused by the most active hurricane season on record, we were ready to serve customers and provide products, services and solutions to meet their home improvement needs.

“Our Installed Sales, Special Order Sales and Commercial Business Customer initiatives continue to deliver great results and remain key drivers of our performance, helping us achieve 2005 comparable store sales in excess of six percent for the third consecutive year,” Niblock added.  “As we continue to monitor the changing economic environment, including housing-related metrics, employment, real wage growth and demographic trends, we have confidence in our future performance as the outlook for home improvement spending remains strong.  Our more than 185,000 employees and over 1,200 best-in-class stores are a true competitive advantage, and part of the reason Lowe’s was recently recognized as the Best Managed Company in retail by Forbes magazine.

“We will continue to invest in this advantage with a focus on increasing employee expertise, enhancing our easy-to-shop stores, and improving our compelling merchandise offering.”

During the quarter, Lowe’s opened 63 new stores and reopened one store temporarily closed as a result of hurricane Katrina. As of February 3, 2006, Lowe’s operated 1,234 stores in 49 states representing 140.1 million square feet of retail selling space, a 13.2 percent increase over last year.

A conference call to discuss fourth quarter and fiscal year 2005 operating results is scheduled for today (Monday, February 27) at 9:00 a.m. EST. Please dial 888-817-4020 (international callers dial 706-679-3245) to participate. A webcast of the call will take place simultaneously and can be accessed by visiting Lowe’s website at www.Lowes.com/investor and clicking on the icon for the Lowe’s Fourth Quarter and Fiscal Year 2005 Earnings Conference Call Webcast. A replay of the call will be archived on Lowes.com/investor until May 21, 2006.

Lowe’s Business Outlook

Fiscal 2006 annual and fourth quarter comparisons will be negatively impacted by a 52 vs. 53 week and 13 vs. 14 week comparison, respectively.  In addition, our 2006 quarterly comparisons will be impacted by a shift in comparable weeks to 2005.  This week shift positively impacts the first quarter and is offset by negative impacts in the second and fourth quarters.  Our 2006 guidance contemplates these factors.

First Quarter 2006 (comparisons to first quarter 2005)
•	The company expects to open 24 new stores reflecting square footage growth of approximately 13 percent
•	Total sales are expected to increase 19 to 20 percent
•	The company expects to report a comparable store sales increase of 5 to 7 percent
•	Operating margin (defined as gross margin less SG&A and depreciation) is expected to increase 20 to 30 basis points
•	Store opening costs are expected to be approximately $18 million
•	Diluted earnings per share of $0.92 to $0.94 are expected
•	Lowe’s first quarter ends on May 5, 2006 with operating results to be publicly released on Monday, May 22, 2006

Second Quarter 2006 (comparisons to second quarter 2005)
•	Total sales are expected to increase 13 to 14 percent
•	Diluted earnings per share of $1.22 to $1.25 are expected
•	Lowe’s second quarter ends on August 4, 2006 with operating results to be publicly released on Monday, August 21, 2006

Fiscal Year 2006 - a 52-week Year (comparisons to fiscal year 2005 - a 53-week year)
•	The company expects to open 155 stores in 2006 reflecting total square footage growth of approximately 12 percent
•	Total sales are expected to increase approximately 13 to 14 percent for the year (52 weeks versus 53 weeks in 2005)
•	The company expects to report a comparable store sales increase of 5 to 6 percent
•	Operating margin (defined as gross margin less SG&A and depreciation) is expected to increase approximately 20 basis points
•	Store opening costs are expected to be approximately $130 million
•	Diluted earnings per share of $4.03 to $4.13 are expected for the fiscal year ending February 2, 2007

Disclosure Regarding Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning the Private Securities Litigation Reform Act of 1995 (the “Act”).  Statements of the company’s expectations for sales growth, comparable store sales, earnings and performance, capital expenditures, store openings, demand for services, and any statement of an assumption underlying any of the foregoing, constitute “forward-looking statements” under the Act.  Although the company believes that the expectations, opinions, projections, and comments reflected in its forward-looking statements are reasonable, it can give no assurance that such statements will prove to be correct. A wide-variety of potential risks, uncertainties, and other factors could materially affect our ability to achieve the results expressed or implied by our forward-looking statements including, but not limited to, changes in general economic conditions, such as interest rate and currency fluctuations, rising fuel costs, and other factors which can negatively affect our customers as well as our ability to: (i) respond to decreases in the number of new housing starts and the level of repairs, remodeling, and additions to existing homes, as well as general reduction in commercial building activity; (ii) secure, develop, and otherwise implement new technologies and processes designed to enhance our efficiency and competitiveness; (iii) attract, train, and retain highly-qualified associates; (iv) locate, secure, and develop new sites for store development; (v) respond to fluctuations in the prices and availability of services, supplies, and products; (vi) respond to the growth and impact of competition; (vii) address legal and regulatory matters; and (viii) respond to unanticipated weather conditions.  Additional information regarding the risks and uncertainties which may affect our operations and economic results can be found in our filings with the Securities and Exchange Commission.

The forward-looking statements contained in this news release speak only as of the date of this release and the company does not assume any obligation to update any such statements.

With fiscal year 2005 sales of $43.2 billion, Lowe’s Companies, Inc. is a FORTUNE® 50 company that serves approximately 12 million customers a week at more than 1,225 home improvement stores in 49 states. Based in Mooresville, N.C., the 60-year old company is the second-largest home improvement retailer in the world. For more information, visit Lowes.com.

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Lowe's Companies, Inc.
Consolidated Statements of Current and Retained Earnings (Unaudited)
In Millions, Except Per Share Data

	Three Months Ended				Years Ended
	February 3, 2006		January 28, 2005		February 3, 2006		January 28, 2005
Current Earnings	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent

Net sales	$10,808	100.00	$8,550	100.00	$43,243	100.00	$36,464	100.00

Cost of sales	7,010	64.86	5,561	65.04	28,398	65.67	24,165	66.27

Gross margin	3,798	35.14	2,989	34.96	14,845	34.33	12,299	33.73

Expenses:

Selling, general and administrative	2,303	21.30	1,834	21.45	9,014	20.84	7,562	20.74

Store opening costs	57	0.53	51	0.60	142	0.33	123	0.34

Depreciation	273	2.53	236	2.76	1,025	2.37	902	2.47

Interest	36	0.33	43	0.50	158	0.37	176	0.48

Total expenses	2,669	24.69	2,164	25.31	10,339	23.91	8,763	24.03

Pre-tax earnings	1,129	10.45	825	9.65	4,506	10.42	3,536	9.70

Income tax provision	434	4.02	317	3.71	1,735	4.01	1,360	3.73

Net earnings	$695	6.43	$508	5.94	$2,771	6.41	$2,176	5.97

Weighted average shares outstanding - Basic	782		773		777		777

Basic earnings per share	$0.89		$0.66		$3.56		$2.80

Weighted average shares outstanding - Diluted	800		805		803		808

Diluted earnings per share	$0.87		$0.64		$3.46		$2.71

Cash dividends per share	$0.06		$0.04		$0.22		$0.15

Retained Earnings
Balance at beginning of period	$11,586		$9,157		$9,634		$7,574
Net earnings	695		508		2,771		2,176
Cash dividends	(47)		(31)		(171)		(116)
Balance at end of period	$12,234		$9,634		$12,234		$9,634

Lowe's Companies, Inc.
Consolidated Balance Sheets (Unaudited)
In Millions, Except Par Value Data

		February 3,	January 28,
		2006	2005
Assets

Current assets:
Cash and cash equivalents		$423	$530
Short-term investments		453	283
Accounts receivable - net		18	9
Merchandise inventory - net		6,813	5,982
Deferred income taxes		127	95
Other assets		104	75

Total current assets		7,938	6,974

Property, less accumulated depreciation		16,362	13,911
Long-term investments		294	146
Other assets		203	178

Total assets		$24,797	$21,209

Liabilities and shareholders' equity

Current liabilities:
Current maturities of long-term debt		$32	$630
Accounts payable		2,839	2,695
Accrued salaries and wages		424	386
Other current liabilities		2,652	2,008

Total current liabilities		5,947	5,719

Long-term debt, excluding current maturities		3,499	3,060
Deferred income taxes		735	736
Other long-term liabilities		277	159

Total liabilities		10,458	9,674

Shareholders' equity:
Preferred stock - $5 par value, none issued		-	-
Common stock - $.50 par value;
Shares issued and outstanding
February 3, 2006	784
January 28, 2005	774	392	387
Capital in excess of par		1,712	1,514
Retained earnings		12,234	9,634
Accumulated other comprehensive income		1	-

Total shareholders' equity		14,339	11,535

Total liabilities and shareholders' equity		$24,797	$21,209

Lowe's Companies, Inc.
Consolidated Statements of Cash Flows (Unaudited)
In Millions

	Years Ended
	February 3, 2006	January 28, 2005
Cash flows from operating activities:
Net earnings	$2,771	$2,176
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	1,051	926
Deferred income taxes	(33)	109
Loss on disposition/writedown of fixed and other assets	23	55
Stock-based compensation expense	76	70
Tax effect of stock options exercised	59	33
Changes in operating assets and liabilities:
Accounts receivable - net	(9)	125
Merchandise inventory - net	(831)	(1,389)
Other operating assets	(29)	31
Accounts payable	144	483
Other operating liabilities	620	454
Net cash provided by operating activities	3,842	3,073

Cash flows from investing activities:
Purchases of short-term investments	(1,829)	(1,180)
Proceeds from sale/maturity of short-term investments	1,802	1,799
Purchases of long-term investments	(354)	(156)
Proceeds from sale/maturity of long-term investments	55	28
Increase in other long-term assets	(30)	(12)
Fixed assets acquired	(3,379)	(2,927)
Proceeds from the sale of fixed and other long-term assets	61	86
Net cash used in investing activities	(3,674)	(2,362)

Cash flows from financing activities:
Long-term debt borrowings	1,013	-
Repayment of long-term debt	(633)	(82)
Proceeds from employee stock purchase plan	65	61
Proceeds from stock options exercised	225	90
Cash dividend payments	(171)	(116)
Repurchase of common stock	(774)	(1,000)
Net cash used in financing activities	(275)	(1,047)

Net decrease in cash and cash equivalents	(107)	(336)
Cash and cash equivalents, beginning of period	530	866
Cash and cash equivalents, end of period	$423	$530